SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2007

KNIGHT CAPITAL GROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-14223	22-3689303
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

545 Washington Boulevard, Jersey City, NJ 07310

(Address of principal executive offices) (Zip Code)

(201) 222-9400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Knight Capital Group, Inc.

Current Report on Form 8-K

Item 7.01	Regulation FD Disclosure

Item 9.01	Financial Statements and Exhibits

a.	Financial Statements on Businesses Acquired

Not Applicable

b.	Pro Forma Financial Information

Not Applicable

c.	Shell Company Transactions

Not Applicable

d.	Exhibits

Exhibit 99.1 - Press Release of Knight Capital Group, Inc. issued on July 18, 2007.

Exhibit 99.2 - Press Release of Knight Capital Group, Inc. issued on July 18, 2007.

The following information is furnished under Item 7.01, “Regulation FD Disclosure”, and Item 9.01 “Financial Statements and Exhibits”. This information, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On July 18, 2007, the Registrant issued a press release announcing the authorization of the repurchase of up to an additional $505 million of its outstanding common shares. The press release is attached hereto as Exhibit 99.1.

On July 18, 2007, the Registrant issued a press release announcing that Citadel Derivatives Group LLC, an affiliate of Citadel Investment Group, L.L.C., has agreed to purchase a minority equity interest in the Registrant’s ECN, Direct Edge ECN. The Registrant and Citadel have received regulatory approval for the investment, which is expected to close by July 31, 2007. The press release is attached hereto as Exhibit 99.2.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned’s duly authorized signatory.

Dated: July 18, 2007

KNIGHT CAPITAL GROUP, INC.

By:	/s/ Andrew M. Greenstein
Name:	Andrew M. Greenstein
Title:	Managing Director, Associate General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Knight Capital Group, Inc. issued on July 18, 2007.
99.2	Press Release of Knight Capital Group, Inc. issued on July 18, 2007.